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                                                                   Exhibit 10.28

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into at Knoxville, Tennessee effective as of the 4th day of October, 2004, by and between Team Health, Inc., a Tennessee corporation (the "Company"), and Gregory
S. Roth ("Employee").

                                   WITNESSETH:

      WHEREAS, the Company desires to employ Employee pursuant to the terms of this Agreement; and

      WHEREAS, Employee desires to be so employed pursuant to the terms of this Agreement.

      NOW THEREFORE, the parties agree as follows:

      1. Employment and Term. The Company agrees to employ Employee and Employee agrees to be employed by the Company pursuant to the terms of this Agreement to perform the duties assigned to Employee by the Company consistent with his position. Employee's title shall be President and Chief Operating Officer of Team Health, Inc., reporting to the Chief Executive Officer of the Company. The term of this Agreement shall begin on or around November 8, 2004 or such earlier times as is mutually agreed between the parties (the "Effective Date") and be for a period of five (5) years, subject to earlier termination pursuant to this Agreement. Thereafter, this Agreement shall automatically renew for successive one (1) year terms unless (i) sooner terminated pursuant to the terms of this Agreement or (ii) either party gives the other party written notice of its intention not to renew at least one hundred fifty (150) days prior to the expiration of the then current term.

      2. Duties. Employee will perform all duties customarily incident to Employee's position, and such reasonable duties which may from time to time be assigned to Employee by the Company provided such duties are consistent with his position and title. During the term of this Agreement, Employee shall exert Employee's best efforts and devote Employee's full time and attention to Employee's employment hereunder and the affairs of the Company.

      3. Compensation.

            3.1 Salary. During the term of this Agreement, Employee shall receive an annualized salary of Four Hundred Thousand Dollars ($400,000), payable in accordance with the Company's normal payroll procedures. In addition, the Company may, in its sole discretion, increase Employee's salary from time to time without written amendment to this Agreement.

            3.2 Bonus. Commencing with the Effective Date and thereafter during the term of Employee's employment by the Company, in addition to Employee's base salary,
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Employee shall be entitled to a Bonus as determined in accordance with Exhibit
A. * For the portion of year 2004 which Employee is employed (commencing with the Employment date and ending December 31, 2004), the Employee bonus will be pro-rated by the percentage determined by dividing the number of days he was so employed during 2004 by 365. For the portion(s) of the term of employment occurring after December, 31, 2004 the Bonus will be determined in accordance with Exhibit A.

            * The Bonus Plan may be changed from time to time at the Company's discretion. At all times Employee's Bonus Plan design will be commensurate with other similarly or highly placed employees.

            3.3 Taxes and Other Applicable Deductions. The Company shall withhold from all compensation paid to Employee all applicable sums for Federal Income Tax, FICA, and such other amounts as are necessary and applicable.

            3.4 Stock Option Grant. Commencing with the Effective Date, Employee will be granted the right to purchase 85,000 Common Shares of Team Health at a price of $15.18 per share, pursuant to the terms and conditions of the 1999 Stock Option Plan and the related Stock Option Agreement, a copy of which has been or will be delivered to Employee. Employee will also be eligible to receive such other stock option grants on terms and in such amounts approved by the Board of Directors and will be treated the same as other similarly situated employees with respect to such future grants.

            3.5 Additional Equity Investment. For a period of 120 days, commencing with the Effective Date, ( the "Units Purchase Date"), Employee is hereby granted the right to purchase up to one hundred thousand dollars ($100,000) Dollars of Units in Team Health Holdings, L.L.C. For the purpose hereof, the Units referred to herein shall be issuances by Team Health Holdings, L.L.C. ("Holdings") as authorized by Holding's Amended and Restated Limited Liability Company Agreement, dated March 12, 1999, (the "Operating Agreement") and the terms of the issuance of such Units shall be in accordance with the Operating Agreement and substantially in the form of the Management Unit Purchase Agreement and related documents, copies of which will be delivered to Employee within 10 days of the Effective Date.

      4. Benefits. In addition to Employee's salary, Employee shall be entitled to all standard benefits, (health, life, dental, and disability) in accordance with those normally provided by the Company to its similarly situated employees, which may be sponsored, developed or established by the Company from time to time in the sole discretion of the Company. During the term of this Agreement, Employee shall be entitled to paid time off and sick leave in accordance with the Company's policies and procedures in effect from time to time regarding similarly situated employees of the Company. Employee shall schedule time off at such time or times approved by the Company so as not to interfere with the Company's operations. Subject to the requirements of the Company's 401(k) Plan and the related Supplemental Employee Retirement Plan (the "Plans"), Employee shall be able to participate in the Plans to the same extent as similarly situated employees.


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      5. Business Expenses. The Company will reimburse Employee for Employee's usual and customary business expenses incurred in the course of Employee's employment in accordance with the Company's applicable policies and procedures, including expenditure limits and substantiation requirements, in effect from time to time regarding reimbursement of expenses incurred by similar situated employees of the Company. Employee will also be reimbursed for the costs of his relocation to Knoxville, Tennessee in accordance with the Company's relocation benefit policy, a copy of which is attached as Exhibit B.

      6. Termination.

            6.1 Automatic Termination. This Agreement shall terminate upon the occurrence of either of the following events:

                  (a) in the event the Company and Employee shall mutually agree to termination in writing; or

                  (b) upon the death of Employee.

            6.2 Discretionary Termination or For Good Reason.

                  (a) This Agreement may be terminated immediately, at the option of the Company, upon the occurrence of any of the following events:

                        (i) Employee's conduct which is materially detrimental to the Company (or any Related Company, as defined in Section 7.1 below) or the Company's (or any Related Company's) relationship with any person or entity;

                        (ii) Employee's commission of a felony, or any material act of fraud, dishonesty, or misrepresentation, or any other act of moral turpitude;

                        (iii) Employee's use of any addictive substance, including, without limitation, alcohol, barbiturates and narcotic drugs, which impairs Employee's ability to perform Employee's duties hereunder as determined by the Company;

                        (iv) Employee's conduct which tends to bring the Company or any other Related Company into substantial public disgrace or disrepute; or

                        (v) Employee's gross negligence or willful misconduct with respect to the Company or any other Related Company.

                        (vi) Employees failure to relocate his family and make his family's permanent place of residence as Knoxville, TN on or before July 1, 2005


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                  (b) Upon the occurrence of any event set forth in Section
6.2(a), the Company may terminate this Agreement by giving written notice to Employee, and employee shall be paid his salary through the date of termination, after which Employer will have no further obligations to Employee under the Agreement, except as otherwise provided for in this Agreement or in any other agreement or plan. Such termination shall be without prejudice to any other remedy to which the Company may be entitled, either by law, or in equity, or under the terms of this Agreement.

                  (c) Subject to Section 6.2 (d) below, this Agreement may be terminated at the option of Employee for Good Reason. For purposes of this Agreement "good reason" shall mean the occurrence of the following events:

                        (i) a reduction in Employee's compensation below the amount of compensation in effect n the Effective Date; or

                        (ii) a reduction in Employee's title, duties or authority as the Company's President and Chief Operating Officer.

                        (iii) Employer requires Employee to relocate his residence outside Tennessee for any reason or the corporate office is moved outside of Tennessee.

                  (d) Employee may terminate for Good Reason, but only after Employee has provided Employer with written notice specifying the basis of such termination and Employer has failed to remedy the basis of the termination to the reasonable satisfaction of Employee within thirty (30) days following receipt of the notice from Employee.

            6.3 Termination upon Default. This Agreement may be immediately terminated by either party in the event that the other party materially breaches this Agreement and/or fails to promptly and adequately perform their duties hereunder in accordance with the terms and conditions of this Agreement; provided, however, that the breaching party shall have ten (10) days (or such greater period as may be mutually agreed upon by the parties) to cure such breach or failure after receiving written notice thereof from the other party.

            6.4 Termination without Cause. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement without cause upon not less than one hundred eighty (180) days (the "Notice Period") prior written notice to the other party. If Employee gives the Company notice of termination pursuant to this Section 6.4, the Company may, upon the date such notice is given, or anytime thereafter, relieve Employee, in whole or in part, of Employee's duties and/or accelerate the date of termination, and Employee shall only be entitled to compensation through the last day Employee works. If the Company gives Employee notice of termination pursuant to this Section 6.4, the Company may, upon the date such notice is given, or anytime thereafter, relieve Employee, in whole or in part, of Employee's duties and/or accelerate the date of termination, provided that Employee shall be entitled to compensation hereunder as if Employee had worked through the end of the Notice Period.


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            6.5 Compensation upon Termination by Employer without Cause or by
Employee for Good Reason. If this Agreement is terminated by the Company without cause (as provided in Section 6.4) or terminated by Employee for Good Reason (as provided in Section 6.2 (c) and Section 6.2 (d)), Employee will, in addition to the Notice Period Set forth in 6.4 if the Company terminates the Agreement without cause, receive (a) Employee's base salary for eighteen (18) months following the date of termination (the "Termination Period"), (b) a pro-rated Bonus for the year in which he is terminated (pro-rated based on the number of days Employee worked over the entire twelve month Measuring Period) payable if the financial targets for the Company and the individual groups identified in Exhibit A, (i)-(iv) are met or exceeded as set forth in Exhibit A and (c) medical and dental benefits for Employee paid for by the Company during the Notice Period and the Termination Period (specifically including COBRA benefits for such time if required). Notwithstanding anything herein to the contrary, in no event shall Employee (or Employee's estate) be entitled to additional compensation for the economic value of any benefits provided by, or expenses paid by, the Company pursuant to this Agreement, including unused vacation or sick leave, upon such termination. After receiving the payments provided under this Section 6.5, neither Employee nor Employee's estate shall have any further rights against the Company for compensation under this Agreement.

      7. Covenants.

            7.1 Preliminary Statement. Employee acknowledges that by virtue of Employee's duties under this Agreement, Employee shall become aware of various sensitive and confidential information, and shall develop contacts and relationships which Employee otherwise would not have had access to or developed. Employee further acknowledges that such information and relationships would give Employee an unfair competitive advantage should Employee compete with the Company. Employee further acknowledges that the Company has certain subsidiaries, affiliates and "friendly corporations and associations" (collectively, the "Related Companies") and that Employee may also become aware of certain confidential information relating to the Related Companies and will develop certain contacts and relationships with clients or customers of the Related Companies which would give Employee an unfair competitive advantage if Employee should compete with the Related Companies. Accordingly, Employee agrees that Employee shall not, directly or indirectly, whether alone or as a partner, officer, director, investor, employee, agent, member or shareholder of any other entity or corporation, without the prior written consent of the Company, violate any of the covenants (the "Covenants") set forth in this Section 7. For purposes of this Agreement, the term "affiliate" shall mean any person or entity which controls, is controlled by, or is under common control with the Company or a Related Company. The term "Friendly corporations or associations" herein shall mean any professional corporation or professional association with whom Team Health or any of its affiliates has contracted to provide services to hospitals.

            7.2 Covenant Not to Divulge Confidential Information. During the term of Employee's employment with the Company, whether pursuant to this Agreement or otherwise, and after termination of Employee's employment with the Company, Employee shall not (i) use


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any Confidential Information of or concerning the Company or the Related
Companies except for the Company's benefit or (ii) disclose or divulge to any third party any Confidential Information relating to the Company or the Related Companies, except as otherwise required by law. "Confidential Information" shall mean information concerning the Company or any Related Company, whether written or oral, which Employee is or becomes aware of and which has not been publicly disclosed. Information shall not be deemed "publicly disclosed" if disclosed by Employee in violation of this Agreement or as a result of such information being disclosed to employees or agents of the Company or any Related Company. Moreover, the parties agree that all Confidential Information shall be deemed to be trade secrets.

            7.3 Covenant Not to Compete or Interfere with Business Relationships. During the term of Employee's employment with the Company, whether pursuant to this Agreement or otherwise, and for two (2) years after termination of Employee's employment with the Company, Employee shall not engage in any activity competitive with or adverse to the Company or any Related Company, including the following:

                  (i) solicit or hire (for Employee or on behalf of a third party) any person who is then, or during the term of this Agreement was, an employee or contractor (including, without limitation, any contract physicians) of the Company or any Related Company. Contract physicians shall include those physicians with whom the Company or any Related Company then has a contract, or which have actively been recruited by the Company or any Related Company within one hundred eighty (180) days prior to termination of Employee's employment;

                  (ii) induce or attempt to induce any person or entity doing business with the Company or any Related Company, to terminate such relationship, or engage in any other activity detrimental to the Company or any Related Company. Specifically, Employee shall not solicit or contract with (a) any then current client of the Company or any Related Company, (b) any client with which the Company or any Related Company did business during the one (1) year period immediately prior to termination of Employee's employment with the Company, or (c) any prospective client of the Company or any Related Company which the Company or a Related Company was "actively seeking" to do business with within the one (1) year period immediately before termination of Employee's employment with the Company. (For purposes of this Agreement, the Company or a Related Company will be deemed to have been "actively seeking" to do business with a prospective client if the Company or a Related Company did any of the following: (A) met with the administration of such prospective client, (B) submitted a response to a Request for Proposal ("RFP") or other formal proposal from such prospective client, or (C) made any other written response to a request, solicitation, or initial discussion by or with such prospective client.); or

                  (iii) be employed by or have any financial relationship with any entity which directly or indirectly performs any competitive activity which Employee is individually prohibited from performing under the terms of this Agreement. It is understood and agreed that this Section (iii) is not intended to prohibit Employee from, and Employee shall not be prohibited


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from, being employed by facility healthcare providers such as hospitals, surgery centers and the like.

            Except as specifically provided herein, the parties agree that Employee is free to engage in any business activity, not otherwise prohibited by this Agreement, in any geographic location.

            7.4 Construction. For purposes of this Section 7, the term "then" shall mean at the time of Employee's engagement in the applicable conduct. The Covenants are essential elements of this Agreement, and but for Employee's agreement to comply with the Covenants, the Company would not have entered into this Agreement. The Covenants shall be construed as independent of any other provisions in this Agreement. Except as provided in Section 7.6 below, the existence of any claim or cause of action of Employee against the Company or any Related Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of any of the Covenants. The period of time during which Employee is prohibited from engaging in the business practices described in the Covenants shall be extended by any length of time during which Employee is in breach of the Covenants. The Company and Employee agree that the Covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Company. However, if a court of competent jurisdiction determines that any portion of the Covenants, including without limitation, the specific time period, scope or geographical area, is unreasonable or against public policy, then such Covenants shall be considered divisible as to time, scope, and geographical area and the maximum time period, scope or geographical area which is determined to be reasonable and not against public policy shall be enforced.

            7.5 Remedies. The parties agree that if Employee breaches any Covenant, the Company or the Related Companies, as applicable, will suffer irreparable damages and Employee will receive a benefit for which Employee had not paid. Employee agrees that (i) damages at law will be difficult to measure and an insufficient remedy to the Company or a Related Company in the event that Employee violates the terms of this Section 7 and (ii) the Company and the Related Companies shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this
Section 7 without the necessity of posting a bond or proving actual damages, which injunctive relief shall be in addition to any other rights or remedies available to the Company or the Related Companies. No remedy shall be exclusive of any other, and neither application for nor obtaining injunctive or other relief shall preclude any other remedy available, including money damages and reasonable attorneys' fees. Employee acknowledges and agrees that the Related Companies are intended beneficiaries of the Covenants and shall have the same rights and remedies as the Company to enforce the Covenants.

            7.6 Limitation on Enforcement. In the event the Company materially breaches this Agreement by failing to meet a payment obligation hereunder (as defined below), and Employee is not in breach of this Agreement, then Employee shall no longer be bound by the Covenants. For purposes of this Agreement, "materially breaches this Agreement by failing to meet a payment obligation hereunder" shall mean (i) the Company has failed to meet a payment


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obligation hereunder (and likewise failed to cure such nonpayment within thirty
(30) days following notice from Employee) and (ii) the Company did not have a good faith basis to not pay the disputed payment to Employee. If the Company has a good faith dispute regarding the amount owed to Employee, such dispute shall be submitted to arbitration pursuant to Section 10.12 herein. If a good faith dispute does exist regarding any payment obligation, the Company shall only be deemed to have materially breached this Agreement by failing to meet a payment obligation hereunder if, after the amount to be paid is determined by an arbitrator, the Company does not pay such amount awarded by the arbitrator within thirty (30) days after the arbitrator's decision.

      8. Inventions and Intellectual Property. Employee acknowledges that all developments, including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to the present or planned business of the Company or any Related Company that, alone or jointly with others, Employee may conceive, create, make, develop, reduce to practice or acquire during the term of this Agreement (collectively, the "Developments") are works made for hire and shall remain the sole and exclusive property of the Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to all such Developments. All related items, including, but not limited to, memoranda, notes, lists, charts, drawings, records, files, computer software, programs, source and programming narratives and other documentation (and all copies thereof) made or compiled by Employee, or made available to Employee, concerning the business or planned business of the Company or any Related Company shall be the property of the Company and shall be delivered to the Company promptly upon the termination of this Agreement. The provisions of this Section 8 shall survive the termination of this Agreement.

      9. Key Person Insurance. The Company shall have the option to purchase key person disability and/or life insurance policies regarding Employee which name the Company or its designee as beneficiary. Employee agrees to cooperate with the Company in obtaining such policies including, without limitation, submitting to a reasonably requested medical examination.

      10. Miscellaneous.

            10.1 Entire Agreement and Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by both parties.

            10.2 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or first class mail, to the addresses below, or hand-delivered to the party to whom it is to be given. Any party may change such address by written notice to the other party. Any notice or


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other communication given by certified mail or first class mail shall be deemed given two (2) days after mailing thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

           If to the Company:        Team Health, Inc.
                                     1900 Winston Road, Suite 300
                                     Knoxville, Tennessee  37919
                                     Attn:  President

           With a copy to:           Team Health, Inc.
                                     1900 Winston Road, Suite 300
                                     Knoxville, Tennessee 37919
                                     Attention:  General Counsel

           If to Employee            Greg Roth
                                     15 Iona Drive
                                     St. Clairsville, Ohio, 43950

Notwithstanding anything herein to the contrary, if actual written notice is received, regardless of the means of transmittal, such notice shall be deemed to be acceptable and effective as proper notice under this Section 10.2.

            10.3 Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

            10.4 Assignment and Binding Effect. Employee may not sell, assign, transfer, or otherwise convey any of Employee's rights or delegate any of Employee's duties under this Agreement without the prior written consent of the Company. Otherwise, this Agreement shall be binding upon and inure to the benefit of the parties and their successors, assigns, heirs, representatives and beneficiaries.

            10.5 Severability. Except as otherwise provided in Section 7.4, in the event that any provision in this Agreement shall be found by a court, arbitrator, referee or governmental authority of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.


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            10.6 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            10.7 Governing Law, Venue and Limitations Period. Tennessee law shall govern the rights and obligations under this Agreement, without giving effect to any conflict of laws principles that would require application of the laws of any other jurisdiction. In the event litigation is necessary, despite the provisions of Section 10.12 below, such legal action shall be commenced only in a court of competent jurisdiction in Knox County, Tennessee; litigation commenced other than in Knox County, Tennessee shall be subject to being dismissed, stayed or having venue transferred to Knox County at the option of the party not commencing said litigation. The parties further waive all objections and defenses to litigation being conducted in Knox County, Tennessee, based upon venue or under the doctrine of forum non conveniens. Legal proceedings for breach of this Agreement shall be commenced within twelve (12) months from the date on which the party bringing such action becomes aware of the event giving rise to such action or thereafter be barred.

            10.8 Name or Ownership Change. This Agreement shall continue in full force and effect in the event of a change in the name or ownership of the Company.

            10.9 Confidentiality. The parties acknowledge and agree that this Agreement and each of its provisions are and shall be treated strictly confidential. During the term of this Agreement and thereafter, Employee shall not disclose any terms or information pertaining to any provision of this Agreement to any person or entity without the prior written consent of the Company, with the exception of Employee's tax, legal or accounting advisors for legitimate business purposes of Employee, or as otherwise required by law.

            10.10 Compliance with other Agreements. Employee represents and warrants that the execution of this Agreement and Employee's performance of Employee's obligations hereunder will not conflict with, or result in a breach of any provision of, or result in the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

            10.11 Survival. Termination of this Agreement shall not terminate any continuing obligation(s) of the parties under this Agreement, and the parties hereby agree that such obligation(s) shall survive termination, unless the context of the obligation(s) requires otherwise.

            10.12 Arbitration. Except as otherwise provided herein, all controversies, disputes, or claims arising out of or relating to this Agreement or the performance by the parties of the terms hereof shall be submitted to binding arbitration in Knoxville, Tennessee, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, or such rules as the parties may agree upon. Subject to the provisions of Section
7.5 herein, the arbitrator(s) shall have the authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of arbitration and to award recovery of attorneys' fees and expenses in such a manner as is determined to be


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appropriate by the arbitrator(s). The arbitration award shall be enforceable in any court having jurisdiction. This Section 10.12 shall not apply to any claim brought in a court of competent jurisdiction to enforce an arbitration award or to obtain equitable relief. Moreover, this Section 10.12 shall not preclude any action (including court action) taken by the Company or any Related Company to enforce Section 7 hereof, and no application for arbitration or for a court order compelling arbitration under this Section 10.12 shall be a ground for staying or enjoining any action brought to enforce Section 7 hereof.

            10.13 Enforcement Costs. If any legal action or other proceeding is brought, other than pursuant to Section 10.12 herein, for the enforcement of any of the terms or conditions of this Agreement, or because of an alleged dispute, breach, or default, in connection with any of the provisions of this Agreement the prevailing party in such action shall be entitled to recover from the non-prevailing party the costs it incurred in such action, including but not limited to, reasonable attorneys' fees and costs and other expenses incurred at trial and in appellate proceedings, in addition to any other relief to which such party may be entitled. The extent to which a party is determined to be a "prevailing party" and the appropriate allocation of attorneys' fees and costs and other expenses shall be decided by (i) the arbitrator under Section 10.12 or
(ii) the court, as the case may be.

            10.14 No Rule of Construction. This Agreement shall not be construed either against or in favor of any party hereto based upon any party's role in drafting this Agreement, but rather in accordance with the fair meaning hereof.

      IN WITNESS WHEREOF the parties have entered into this Agreement effective as of the date first written above.

                                            COMPANY:

                                            By: S/ H.L. Massingale
                                                ------------------
                                                Its: CEO

                                            EMPLOYEE: S/ Greg Roth
                                                      ------------


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                                    EXHIBIT A

      Employee shall be entitled to participate in a Team Health Bonus Plan based upon factors determined from year to year by the Board of Directors of Team Health or a designated committee thereof ("Board). The Bonus Plan will be based upon achievement of (a) certain earnings and other goals and target performance of Team Health, Inc. (the "Company") as a whole, (b) certain earnings and other goals and target performances based upon a portion of the Company and/or an affiliate or Related Company of the Company or any combination thereof (collectively "Affiliate") designated by the Board and (c) certain personal goals and personal performance determined in the discretion of the Board, all during the Measuring Period, as provided below.

      1. The Company shall establish from time to time Company Target EBITDA, Targets and other goals for certain periods of time not to exceed one (1) year ("Measuring Period"). Employee shall be notified of such Company Target EBITDA, Affiliate Target EBITDA and other goals for the applicable Measuring Period within seventy-five (75) days of the end of the preceding Measuring Period (or 75 days after the Effective Date, whichever is later). For the year 2004 the bonus amount will be calculated using the following factors ("factors"):

      (i) Twenty-Six (26%) percent of the Bonus Amount will be based upon achievement of the 2004 financial targets of the ED group;

      (ii) Thirty-two (32%) percent of the Bonus Amount will be based upon achievement of the 2004 financial targets of the Company excluding Spectrum Healthcare Resources ("SHR") from either target calculation;

      (iii) Eleven (11%) percent of the Bonus Amount will be based upon achievement of the 2004 financial targets for the SHR group for the first six months of the 2004 Measurement Period;

      (iv) Eleven (11%) percent of the Bonus Amount will be based upon achievement of the 2004 financial targets for the SHR group for the last six months of the 2004 Measurement Period

      (v) Twenty (20%) of the Bonus Amount will be based upon the achievement of certain discretionary goals as determined by the Board of the Company.

If the actual financial targets, and the actual performance of Employee equals the financial targets of the Company and the individual groups above, and the other goals established for such Measuring Period, Employee shall receive up to fifty percent (50%) of Employee's base salary received during the Measuring Period as a Bonus (the "Bonus Amount"), pro-rated for any partial year of employment. If the actual EBITDA, the actual financial targets of the Company and the individual groups above, and the actual performance of Employee for any Measuring Period does not exceed the financial targets of the Company and the individual groups above, and the other goals respectively, in such Measuring Period, only the portion of the Bonus Amount calculated pursuant to factors (i) through (iv) which have been achieved as determined by the Board shall be


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
paid under this paragraph. The maximum Bonus where actual Company financial targets, actual financial targets of the individual groups above (as calculated under factors (i), (ii), (iii) or (iv) exceed their respective Targets, or where the Employee is determined to exceed the discretionary goals and performances under factor (v) above, to be paid to Employee is 150% of the portion of the Bonus Amount attributable to such factors. For years after 2004, the Board will establish such factors as they deem necessary or appropriate and will communicate those to Employee within a reasonable time after they have been determined.

      2. Except as specifically provided in Section 6.5 ("Severance Compensation") of this Agreement, Employee's Bonus shall not accrue until the last day of each Measuring Period, and shall be pro-rated for any partial year where appropriate.

      3. For purposes of this Agreement, (i) financial targets shall mean the Company's or the individual group's respective earnings before interest, taxes, depreciation and amortization, as calculated by the Company using its usual and customary accounting practices and (ii) Measuring Period shall be any period of time defined by the Company, provided that such time period shall not exceed one
(1) year. The parties specifically acknowledge that the salary and benefits paid by the Company to Employee pursuant to this Agreement shall be deemed to be expenses when calculating the EBITDA.


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
                                    EXHIBIT B

- Reimbursement for reasonable expenses incurred in Employee's three House hunting trips to Knoxville all in accordance with the Company's expense reimbursement policies. (a), (b).

- Packing, Transportation and reasonable Insurance thereon by a Team Health approved mover of household goods (a), (b)

- Reimbursement for up to 45 days of temporary housing payments in Knoxville, TN while Employee simultaneously maintain a residence in Brentwood, TN and up to an additional 45 days of temporary housing once Employee and his family have relocated to Knoxville, TN. This reimbursement is subject to the Company's expense reimbursement policies.

- Employee will be reimbursed for the costs for up to 90 days storage in Knoxville, TN of Employee's household goods.

- Employer will reimburse Employee up to a maximum of fifty thousand ($50,000) dollars for the customary closing costs associated with Employee's sale of his residence in Brentwood, TN, and his purchase of a residence in the Knoxville, TN area, including any costs associated with either residence related to (i) real estate commissions, (ii) interest or points, or (iii) attorneys fees. (a)(b)

- As additional consideration for the execution of this Agreement by Employee and Employees performance in accordance with this Agreement, and in lieu of Employer assuming any risk for the sale of Employee's current residence, Employer agrees to pay Employee fifty thousand ($50,000) dollars as a bonus to be paid within 10 days after the Effective Date. (b)

-----------------------------

      (a) Grossed up for Federal Income Taxes.

      (b) Repaid to Company should, during the first 15 months after the Effective Date, (i) Employee terminates without cause or (ii) Employer terminates this Agreement with cause.


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